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                                                                   EXHIBIT 10.63

                                                                      12/12/01-2
                             ASSIGNMENT OF AGREEMENT

                      THIS AGREEMENT MADE this 14th day of
December, 2001 by:

                                        REGAL GREETINGS & GIFTS CORPORATION

                                        (hereinafter called the "ASSIGNOR")

IN FAVOUR OF:

                                        THE BANK OF NOVA SCOTIA

                                        (hereinafter called the "ASSIGNEE")

       WHEREAS the Assignee and the Assignor have entered into a letter of commitment loan agreement dated December 5, 2001 (the "LOAN AGREEMENT");

       AND WHEREAS as security for the amounts which will be owing to the Assignee (the "LOAN") and for the other obligations of the Assignor under the Loan Agreement the Assignor agreed, among other things, to execute and deliver this Agreement of Assignment in favour of the Assignee;

       NOW THEREFORE in consideration of good and valuable consideration, the Assignor covenants with the Assignee as follows:

1. As continuing security for the payment of the indebtedness, and the performance, fulfillment and satisfaction of all covenants, obligations and conditions on the part of the Assignor set out herein or in the Loan Agreement, or set out in any of the agreements, instruments and other documents made or assigned by the Assignor in favour of the Assignee in connection with the Loan, as the same may be amended from time to time, including amendment by way of restatement, the Assignor assigns and transfers to and in favour of the Assignee all of its rights, title and interest in, and to, all rights and benefits of any nature or kind which the Assignor now or hereafter may have under or pursuant to the Restated Asset and Share Purchase Agreement among the Assignor, MDC Corporation Inc., and McGuggan LLC dated December 4, 2001 (the "ASSIGNED AGREEMENT").

2. The Assignor confirms that they have not postponed or agreed to postpone the time for attachment of the security interest constituted by this Agreement and confirms that the Assignor has received value.

3. The Assignor expressly acknowledges and agrees that, until such time as the Assignee shall specifically take steps to enforce upon default, as provided in this Agreement, that all liabilities, obligations and other burdens of the Assigned Agreement are reserved exclusively to the Assignor and are not included in the property and assets that are assigned, transferred and otherwise encumbered to or in favour of the Assignee. In connection therewith the Assignor acknowledges that this Agreement, and the Assignment herein, shall no way lessen or relieve the Assignor from its obligations to perform, fulfill and satisfy its covenants, obligations and all other provisions etc. in the Assigned Agreement and the Assignee has no obligation to assume any obligation under, or to perform, fulfill or satisfy any covenants, obligation or other provision set out in the Assigned Agreement, save following realization pursuant to the provisions relating to enforcement upon default herein.

4. The Assignor covenants and agrees to indemnity and save the Assignee harmless from and against any and all losses, damages, costs and expenses which may be suffered or

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incurred by the Assignee in connection with, on account of, or by reason of, assignment by the Assignee of the assigned agreements, and any failure of the Assignor to observe, perform or satisfy its covenants pursuant to the Assigned Agreement.

5. Without in any manner whatsoever limiting the Assignee's rights, remedies and recourses pursuant to this Agreement, by operation of law or pursuant to the loan agreement and any other security entered into, in the event of the occurrence of any "Event of Default" or "Default" as defined in the Loan Agreement, the Assignee may, in its sole discretion, in its name, or in the name of the Assignor, exercise any of the rights, powers, authority and discretion, in any manner, dealing with the Assigned Agreement. All costs and expenses incurred by the Assignee, or any receiver or receiver manager, in connection with doing anything permitted in this section, including legal fees and disbursements on a solicitor and his own client basis, shall be forthwith paid by the Assignor to the Assignee.

6. The Assignor represents and warrants in favour of the Assignee that the Assigned Agreement remains in full force and effect, unamended, and that the terms thereof, are fully set out in the copy of the agreement, appended hereto as Schedule "A". The Assignor represents and warrants in favour of the Assignee that it has undertaken no action, entered into no agreement, undertaken no steps, which would have the effect of affecting any of the rights, entitlements or benefits under the Assigned Agreement, or the right to receive, apply, and deal with the proceeds, benefits and payments rising therefrom, without the right of setoff, deduction or otherwise.

7. The Assignor agrees to execute all such further assignments and other documents and do all such other and further acts and things as may be required from time to time to more effectively assign and transfer the Assigned Agreement to the Assignee.

8. This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario.

9. The parties hereto have requested that this Agreement be drawn up in the English language; les parties aux preesentes ont demande que ce contract soit redige dans la langue anglaise.

       IN WITNESS WHEREOF the Assignor has executed this Assignment Agreement as of the 14th day of December, 2001.

                                             REGAL GREETINGS & GIFTS CORPORATION

                                             By:
                                                 ----------------------------
                                             Title:

       The foregoing Assignment of the Agreement described above, is hereby acknowledged and consented to.

       DATED this 14th day of December, 2001.

                                             MDC CORPORATION INC.

                                             Per:
                                                  ---------------------------
                                                  [Authorized Signing Officer]